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                [LETTERHEAD OF GOODSILL ANDERSON QUINN & STIFEL]

                                                                    EXHIBIT 5(a)


                                   May 6, 2002

Hawaiian Electric Industries, Inc.
900 Richards Street
Honolulu, Hawaii 96813

Ladies and Gentlemen:

                  Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), has filed a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the registration of $300,000,000 principal amount of Medium-Term Notes, Series D (the "Notes"). Under the terms of the Indenture dated as of October 15, 1988, between the Company and Citibank, N.A., as trustee (the "Trustee"), as previously supplemented and to be further supplemented by a Third Supplemental Indenture between the Company and the Trustee, in substantially the form attached as an Exhibit to the Registration Statement (said Indenture, as so supplemented, hereinafter referred to as the "Indenture"), the Notes may be issued from time to time with the specific terms to be determined at the time of sale.

                  In connection with the filing of the Registration Statement, we have examined the Registration Statement, the Indenture and such corporate and other records, certificates and documents and such matters of fact and law as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. We are members of the bar of the State of Hawaii and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdiction other than the laws of the State of Hawaii. In expressing the following opinions, we have relied, with your and its approval, as to all matters of New York law related to this opinion upon the opinion of even date herewith addressed to us of Pillsbury Winthrop LLP.

                  Based on the foregoing, we advise you that in our opinion:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii.

                  2. When the Registration Statement has become effective under the Act and any necessary Pricing Supplement and amendments thereto have been filed, the Third Supplemental Indenture and any applicable amendments and supplements thereto and to the Indenture have been

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                                            GOODSILL ANDERSON QUINN & STIFEL
                                         A LIMITED LIABILITY LAW PARTNERSHIP LLP

Hawaiian Electric Industries, Inc.
May 6, 2002
Page Two

duly authorized, executed and delivered by the Company and the Trustee, the terms of the Notes and their issue and sale have been duly authorized and established in conformity with the Indenture, the Distribution Agreement relating to the Notes between the Company and the Agents named therein and the resolutions of the Board of Directors of the Company relating to the Notes so as not to violate any applicable law, regulation or order of any governmental body or agreement or instrument then binding on the Company, and the Notes have been duly executed and authenticated by the Trustee and the Company in accordance with the Indenture and have been issued and sold as contemplated in the Registration Statement (and in any Pricing Supplements and amendments thereto), the Notes will constitute valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and subject to an implied covenant of reasonableness, good faith and fair dealing.

                  We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement, to the references to our firm under the caption "Validity of Notes" in the Registration Statement and to the reliance by Pillsbury Winthrop LLP on this opinion in connection with its opinion of even date herewith addressed to us insofar as such opinion relates to matters of Hawaii law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                     Very truly yours,

                                     /s/ GOODSILL ANDERSON QUINN & STIFEL
                                         A Limited Liability Law Partnership LLP